EXHIBIT 12

                           THE BANK OF NEW YORK COMPANY, INC.
                           Ratios of Earnings to Fixed Charges
                                  (Dollars in millions)

                                                  Three Months Ended
                                                        March 31,

                                                      2003    2002
                                                      ----    ----
EARNINGS
--------
Income Before Income Taxes                          $  451  $  546
Fixed Charges, Excluding Interest
  on Deposits                                           54      98
                                                    ------  ------

Income Before Income Taxes and Fixed
  Charges Excluding Interest on Deposits               505     644
Interest on Deposits                                   146     161
                                                    ------  ------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits           $  651  $  805
                                                    ======  ======

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                                       $   44  $   89
One-Third Net Rental Expense*                           10       9
                                                    ------  ------
Total Fixed Charges, Excluding Interest
  on Deposits                                           54      98
Interest on Deposits                                   146     161
                                                    ------  ------
Total Fixed Charges, Including Interest
  on Deposits                                       $  200  $  259
                                                    ======  ======

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                        9.35x   6.57x
Including Interest on Deposits                        3.26    3.11


*The proportion deemed representative of the interest factor.